FORM OF TAX OPINION
FOR CORNERSTONE STRATEGIC VALUE FUND

April __, 2015
Cornerstone Strategic Value Fund
48 Wall Street, 22nd Floor
New York, NY 10005

Re:	Reorganization of the Cornerstone Progressive Return Fund into the Cornerstone Strategic Value, Fund

Ladies and Gentlemen:

You have requested our opinion concerning certain federal income tax consequences of the merger (the “Merger”) of Cornerstone Progressive Return Fund, a Delaware statutory trust (“CFP”), with and into Cornerstone Strategic Value Fund, Inc., a Maryland corporation (“CLM”).  The terms of the Merger are described in the Merger Agreement and Plan of Reorganization dated [____], 2015 (the “Agreement”) between CFP and CLM.  Our opinion is based upon our understanding of the facts of and incident to the Merger, as are set forth in the Agreement, and upon the condition that those facts are true, correct and complete.  Further, our opinion is issued in reliance upon the Officer’s Certificate of CFP and the Officer’s Certificate of CLM relating to the truth, correctness and completeness of those facts.  All capitalized terms used herein, unless otherwise specified, have the meanings assigned to them in the Agreement.

For the purpose of rending our opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto): (a) the Agreement; (b) the Officer’s Certificates of CFP and CLM attached hereto; and (c) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.  We have further assumed that the Merger will be effective under applicable state law and will be consummated in accordance with the Agreement without the waiver or modification of any terms or conditions thereof and without taking into account any amendment thereof that we have not approved as not affecting this opinion.  Finally, our opinion is issued in reliance upon the assumption that all statements, descriptions and representations contained in the above-referenced documents or otherwise made to us are true, correct and complete.

In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations and the pertinent judicial authorities and interpretive rulings of the Internal Revenue Service (the “Service”) and such other authorities as we have considered relevant.

Based upon and subject to the foregoing, we are of the opinion that for federal income tax purposes (i) the Merger as provided in this Agreement will constitute a reorganization within the meaning of Section 368(a)(1) of the Code and that CLM and CFP will each be deemed a "party" to a reorganization within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized to CFP as a result of the Merger or the conversion of CFP shares to CLM common stock; (iii) no gain or loss will be recognized to CLM as a result of the Merger; (iv) in accordance with Section 354(a)(1) of the Code, no gain or loss will be recognized to the shareholders of CFP on the conversion of their shares into CLM common stock; (v) gain or loss may be recognized by any CFP stockholders that receive cash in lieu of fractional shares; (vi) the tax basis of CFP assets in the hands of CLM will be the same as the tax basis of such assets in the hands of CFP prior to the consummation of the Merger; (vii) immediately after the Merger, the tax basis of CLM common stock received by the shareholders of CFP in the Merger will be equal, in the aggregate, to the tax basis of the shares of CFP converted pursuant to the Merger; (viii) a shareholder's holding period for CLM common stock will be determined by including the period for which he or she held the common stock of CFP converted pursuant to the Merger, provided that such CFP shares were held as a capital asset; and (ix) CLM's holding period with respect to CFP assets transferred will include the period for which such assets were held by CFP.

*     *     *

This letter represents our view of the proper U.S. federal income tax treatment of the Merger based upon our analysis of the relevant U.S. federal income tax authorities as of the date hereof.  The opinion is not binding on the Service or any court, and there can be no assurance that the Service or a court of competent jurisdiction will not disagree with the opinion.

Our opinion is based upon the Code and its legislative history, the Treasury Regulations, judicial decisions and current administrative rulings and practices of the Service, all as in effect on the date of this letter.  These authorities may be amended or revoked at any time.  Any change may or may not be retroactive and could cause this opinion to be or become incorrect, in whole or in part.  There is and can be no assurance that such legislative, judicial or administrative changes will not occur in the future.  We expressly disclaim any obligation to update or modify this letter to reflect any developments that may have an impact on the opinion from and after the date of this letter.

We are expressing our opinion only as to matters expressly addressed herein.  We are not expressing any opinion as to any other aspects whether discussed herein or not.  No opinion should be inferred as to any other matters, including without limitation, any other U.S. federal income tax issues with respect to the Merger or any state, local or foreign tax treatment of the Merger or any matter incidental thereto.  In particular, but without limiting the generality of the foregoing, we express no opinion regarding (i) whether and the extent to which any CFP stockholder who has provided or will provide services to CFP or CLM will have compensation income under any provision of the Code; (ii) the alternative minimum tax provisions (Sections 55, 56 and 57) of the Code or the Treasury Regulations promulgated thereunder; (iii) the survival and/or availability, after the Merger, of any of the federal income tax attributes or elections of CFP, after application of any provision of the Code, as well as the Treasury Regulations promulgated thereunder and judicial interpretations thereof; (iv) the tax consequences of any transaction in which shares of beneficial interest in CFP or a right to acquire shares of beneficial interest in CFP was received; or (vi) the tax consequences of the Merger (including the opinion set forth above) as applied to particular classes of shareholders of CFP, such as dealers in securities, corporate shareholders subject to the alternative minimum tax and foreign persons.

Our opinion is dependent upon the accuracy and completeness of the facts and assumptions referenced above.  We have relied upon those facts and assumptions without any independent investigation or verification of their accuracy or completeness.  Any inaccuracy or incompleteness in our understanding of the facts and assumptions could adversely affect the opinion expressed in this letter.

This opinion is intended solely for your benefit and may not be relied upon in any matter for any other purpose by any other person without our express written consent.

We hereby consent to the filing of a form of this opinion as an exhibit to the Registration Statement and to the discussion of this opinion, to the use of our name and to any reference to our firm in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
Blank Rome LLP

FORM OF TAX OPINION
FOR CORNERSTONE PROGRESSIVE RETURN FUND

April __, 2015
Cornerstone Progressive Return Fund
48 Wall Street, 22nd Floor
New York, NY 10005

Re:	Reorganization of the Cornerstone Progressive Return Fund into the Cornerstone Strategic Value, Fund

Ladies and Gentlemen:

You have requested our opinion concerning certain federal income tax consequences of the merger (the “Merger”) of Cornerstone Progressive Return Fund, a Delaware statutory trust (“CFP”), with and into Cornerstone Strategic Value Fund, Inc., a Maryland corporation (“CLM”).  The terms of the Merger are described in the Merger Agreement and Plan of Reorganization dated [____], 2015 (the “Agreement”) between CFP and CLM.  Our opinion is based upon our understanding of the facts of and incident to the Merger, as are set forth in the Agreement, and upon the condition that those facts are true, correct and complete.  Further, our opinion is issued in reliance upon the Officer’s Certificate of CFP and the Officer’s Certificate of CLM relating to the truth, correctness and completeness of those facts.  All capitalized terms used herein, unless otherwise specified, have the meanings assigned to them in the Agreement.

For the purpose of rending our opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto): (a) the Agreement; (b) the Officer’s Certificates of CFP and CLM attached hereto; and (c) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.  We have further assumed that the Merger will be effective under applicable state law and will be consummated in accordance with the Agreement without the waiver or modification of any terms or conditions thereof and without taking into account any amendment thereof that we have not approved as not affecting this opinion.  Finally, our opinion is issued in reliance upon the assumption that all statements, descriptions and representations contained in the above-referenced documents or otherwise made to us are true, correct and complete.

In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations and the pertinent judicial authorities and interpretive rulings of the Internal Revenue Service (the “Service”) and such other authorities as we have considered relevant.

Based upon and subject to the foregoing, we are of the opinion that for federal income tax purposes (i) the Merger as provided in the Agreement will constitute a reorganization within the meaning of Section 368(a)(1) of the Code and that CLM and CFP will each be deemed a "party" to a reorganization within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized to CFP as a result of the Merger or on the conversion of CFP shares to CLM common stock; (iii) no gain or loss will be recognized to CLM as a result of the Merger; (iv) no gain or loss will be recognized to the shareholders of CFP on the conversion of their shares into CLM common stock; (v) gain or loss may be recognized by any CFP stockholder that receives cash in lieu of fractional shares; (vi) the tax basis of CFP's assets in the hands of CLM will be the same as the tax basis of such assets in the hands of CFP prior to the consummation of the Merger; (vii) immediately after the Merger, the tax basis of CLM common stock received by the shareholders of CFP in the Merger will be equal, in the aggregate, to the tax basis of the shares of CFP converted pursuant to the Merger; (viii) a shareholder's holding period for CLM common stock will be determined by including the period for which he or she held the common stock of CFP converted pursuant to the Merger, provided, that such CFP shares were held as a capital asset; and (ix) CLM's holding period with respect to CFP assets transferred will include the period for which such assets were held by CFP.

*     *     *

This letter represents our view of the proper U.S. federal income tax treatment of the Merger based upon our analysis of the relevant U.S. federal income tax authorities as of the date hereof.  The opinion is not binding on the Service or any court, and there can be no assurance that the Service or a court of competent jurisdiction will not disagree with the opinion.

Our opinion is based upon the Code and its legislative history, the Treasury Regulations, judicial decisions and current administrative rulings and practices of the Service, all as in effect on the date of this letter.  These authorities may be amended or revoked at any time.  Any change may or may not be retroactive and could cause this opinion to be or become incorrect, in whole or in part.  There is and can be no assurance that such legislative, judicial or administrative changes will not occur in the future.  We expressly disclaim any obligation to update or modify this letter to reflect any developments that may have an impact on the opinion from and after the date of this letter.

We are expressing our opinion only as to matters expressly addressed herein.  We are not expressing any opinion as to any other aspects whether discussed herein or not.  No opinion should be inferred as to any other matters, including without limitation, any other U.S. federal income tax issues with respect to the Merger or any state, local or foreign tax treatment of the Merger or any matter incidental thereto.  In particular, but without limiting the generality of the foregoing, we express no opinion regarding (i) whether and the extent to which any CFP stockholder who has provided or will provide services to CFP or CLM will have compensation income under any provision of the Code; (ii) the alternative minimum tax provisions (Sections 55, 56 and 57) of the Code or the Treasury Regulations promulgated thereunder; (iii) the survival and/or availability, after the Merger, of any of the federal income tax attributes or elections of CFP, after application of any provision of the Code, as well as the Treasury Regulations promulgated thereunder and judicial interpretations thereof; (iv) the tax consequences of any transaction in which shares of beneficial interest in CFP or a right to acquire shares of beneficial interest in CFP was received; or (vi) the tax consequences of the Merger (including the opinion set forth above) as applied to particular classes of shareholders of CFP, such as dealers in securities, corporate shareholders subject to the alternative minimum tax and foreign persons.

Our opinion is dependent upon the accuracy and completeness of the facts and assumptions referenced above.  We have relied upon those facts and assumptions without any independent investigation or verification of their accuracy or completeness.  Any inaccuracy or incompleteness in our understanding of the facts and assumptions could adversely affect the opinion expressed in this letter.

This opinion is intended solely for your benefit and may not be relied upon in any matter for any other purpose by any other person without our express written consent.

We hereby consent to the filing of a form of this opinion as an exhibit to the Registration Statement and to the discussion of this opinion, to the use of our name and to any reference to our firm in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Blank Rome LLP